UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-55576	27-1636887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

183 Broadway, Suite 5, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

(646) 861-3315

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported by Yangtze River Development Limited (the “Company”) on a Form 8-K filed with the Securities and Exchange Commission (the ”SEC”) on October 6, 2016, November 23, 2016, on Form 10-Q filed with the SEC on October 24, 2016 and Amendment No. 8 to the Form S-1 registration statement on December 20, 2016, the Company, by and among Armada Enterprises GP (“Armada”) and Wight International Construction, LLC (“Wight”), entered into (i) a Contribution, Conveyance and Assumption Agreement (“Contribution Agreement”) dated October 3, 2016, first and second addendums, dated October 3, 2016 and November 30, 2016, respectively, and (ii) an Amended and Restated Limited Liability Company Agreement dated November 16, 2016 (collectively with the Contribution Agreement, the (“Agreement”, whereby the Company acquired 100 million preferred B membership units of Wight, which would ultimately convert into 100 million LP units in Armada Enterprises LP. In exchange, the Company issued a $500 million convertible promissory note (“Note”) and 50,000,000 shares of the Company’s common stock to Wight. As a result of the Agreement and the conversion of the Note on November 17, 2016, Wight owns 100,000,000 shares of the Company’s common stock representing 36.73% of the Company’s voting power and the Company owns 100 million preferred B membership units in Wight representing a 62.5% non-voting equity interest in Wight.

Under the terms of the Agreement, at the first closing, Wight was required to provide an aggregate total of $200 million, including $50 million in working capital and $150 million in construction funding (the “Funding”) to the Company, by January 18, 2017. Wight did not provide the Funding on January 18, 2017 and the Company provided to Wight a “Notice of Default and Request for Cure”. Wight proposed to provide $50 million in working capital funding on or before February 15, 2017 and secure $150 million in construction funding on or before March 15, 2017. Wight failed to provide the $50 million in working capital funding as proposed by February 15, 2017. Therefore, the Company, on February 24, 2017 decided to terminate the Agreement for non-performance by Wight. Pursuant to the Agreement, the termination thereof calls for the immediate return of the 100,000,000 shares of common stock issued by the Company to Wight.

On February 27, 2017, the Company issued a “Termination and Demand” letter to Wight which terminated the Agreement with Wight and Armada and demanded the return of the 100,000,000 shares of common stock.

The Company reserves the right to pursue any further legal action with respect to Armada’s and Wight’s default under the Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 99.1	Termination and Demand letter dated February 27, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: February 27, 2017	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

3